May 8 , 2014 First Quarter 2014 Earnings Call

Safe Harbor Statement F O R W A R D - L O O K I N G S T A T E M EN T S This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward- looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying our residential mortgage-backed securities (RMBS), the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, our ability to manage various operational risks associated with our business, our ability to maintain our REIT qualification, limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on our operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, our ability to acquire mortgage loans or securitize the mortgage loans we acquire, our involvement in securitization transactions, the timing and profitability of our securitization transactions, the risks associated with our securitization transactions, our ability to acquire mortgage servicing rights, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and our exposure to claims and litigation, including litigation arising from our involvement in securitization transactions and investments in mortgage servicing rights. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the company’s independent auditors. 2

Executive Summary FIRST QUARTER 2014 RESULTS – STRONG RETURN ON BOOK VALUE • Reported book value of $10.71 per share; total return on book value 3.9%(1) — Q1-2014 cash dividend of $0.26 per share • Delivered Comprehensive Income of $152.6 million — Return on average equity of 15.7%, or $0.42 per share • Generated Core Earnings(2) of $88.2 million, or $0.24 per share ADVANCING STRATEGIC IN IT IATIVES • Mortgage Servicing Rights (MSR) — Working with a variety of servicer partners to grow initiative — MSR remain attractive • Mortgage loan conduit and securitization — Expanding originator network — Fund mortgage loan purchases with FHLB financing in future periods 3 (1) See Appendix page 14 for calculation of first quarter return on book value. (2) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, gains or losses on sales of securities and termination of interest rate swaps, unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income associated with our inverse interest-only securities (IIOs or Agency Derivatives), premium income or loss on credit default swaps, and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers. For a reconciliation of GAAP to non-GAAP financials, please refer to the GAAP to non-GAAP reconciliation table in the Appendix on slide 17.

Macroeconomic & Policy Considerations MACROECONOMIC CONSIDERATIONS • Unemployment recovery • Home price appreciation continues POLICY CONSIDERAT IONS: • Federal Reserve’s Quantitative Easing (QE) plan • GSE Reform: – Johnson-Crapo Bill – HOME Forward Act – PATH Act – Corker-Warner Bill • Final Qualified Mortgage (QM) and proposed Qualified Residential Mortgage (QRM) rules 4

Book Value 5 Q4-2013 Book Value ($M) Q4-2013 Book Value per share Q1-2014 Book Value ($M) Q1-2014 Book Value per share Beginning Stockholders’ equity – basic $3,773.1 $10.36 $3,855.0 $10.56 GAAP Net Income: Core Earnings, net of tax 76.4 88.2 Realized gains and (losses), net of tax 86.3 (38.6) Unrealized mark-to-market gains and (losses), net of tax 76.0 (78.7) Discontinued operations 0.7 - Other comprehensive (loss) income (68.0) 181.7 Dividend declaration (94.9) (95.2) Other 0.0 6.5 Balance before capital transactions 3,849.6 3,918.9 Issuance of common stock, net of offering costs 0.2 0.1 Issuance of common stock through warrant exercise 5.2 - Ending Stockholders’ equity – basic and diluted $3,855.0 $10.56 $3,919.0 $10.71 First quarter Comprehensive Income of $152.6 million Cash dividend of $0.26 per common share

E X P E N S E R AT I O Financial Summary 6 Q 1 - 2 014 F I N A NC IAL H I G H L I G H TS C O R E E A R N I NGS (1) Q 1 - 2 014 AC C O U NT ING M AT T E R S (1) See footnote 2 on slide 3 for the Core Earnings definition. For a reconciliation of GAAP to non-GAAP financials, please refer to the GAAP to non-GAAP reconciliation table in the Appendix on slide 17. • Core Earnings(1) of $0.24 per weighted share; annualized return on average equity of 9.1% • Expense ratio increased to 1.5% versus 1.3% in fourth quarter 2013 • GAAP loss of $0.08 per share; driven by unrealized losses on derivatives used for hedging RMBS • Released $22.6 million of credit reserves • Mortgage loan interest rate lock commitments accounted for as derivatives; reported at fair value on balance sheet • Fair value of MSR decreased to $476.7 million ($514.4 million at December 31, 2013) 0.7% 0.9% 1.0% 1.3% 1.5% 0.0% 1.0% 2.0% 3.0% 4.0% Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Other Operating Expenses as % of Average Equity $89.7 $78.1 $67.7 $76.4 $88.2 $0.29 $0.21 $0.19 $0.21 $0.24 $- $0.10 $0.20 $0.30 $0.40 $0.50 $- $20.0 $40.0 $60.0 $80.0 $100.0 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Core Earnings ($M) Core Earnings Per Share (EPS)

Financing Profile(1) 7 FEDERAL HOME LOAN BANK OF DES MOINES • Outstanding secured advances of $464.5 million — Pledged collateral primarily Agency securities — Over time expect to utilize FHLB financing for mortgage loans — Average maturity of approximately 2.8 years and borrowing rate of 0.4% • Total funding capacity up to $1 billion; may increase or decrease at the FHLB’s sole discretion • Diversification beyond repo market is prudent; allows optimization of funding mix REPURCHASE AGREEMENTS • Repo markets functioning in normal manner; no meaningful shifts in financing haircuts or repo rates • Continue to ladder repo maturities; average 84 days to maturity with 22 counterparties • Focus on diversification and financial stability across repo counterparties (1) Data as of March 31, 2014.

Portfolio Performance Summary 8 Q 1 - 2 014 P E R FO R M A NC E H I G H L I G H T S Q 1 - 2 014 N E T I N T E R E ST Y I E L D A N N UAL I ZE D Y I E L D S BY R M BS P O RT FO L I O (4) (1) See Appendix page 14 for calculation of first quarter return on book value. (2) Assets in “Rates” include Agency RMBS, Agency Derivatives and MSR. (3) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. (4) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $7.0 million and $5.8 million for the first quarter of 2014 and fourth quarter of 2013, respectively. (5) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps. TOTA L RE T U RN O N BO O K VA LU E O F 3 . 9% (1) R AT E S P E R FO R M A NC E • Solid rates results; 50 bps increase in yield quarter-over-quarter • Driven by higher realized yields on Agency assets, primarily due to slower prepays on interest-only securities (IOs), inverse interest-only securities (IIOs), MSR and Home Equity Conversion Mortgages (HECM) C R E D I T P E R FO R M A NC E • Realized non-Agency yields moved higher • Non-Agency prices appreciated Portfolio Metrics Three Months Ended December 31, 2013 Three Months Ended March 31, 2014 Annualized portfolio yield during the quarter 4.3% 4.6% Rates(2) Agency RMBS, Agency Derivatives and MSR 3.2% 3.7% Credit(3) Non-Agency RMBS, including net economic interest in securitization trusts 8.8% 9.0% Prime jumbo residential mortgage loans 4.0% 4.0% Credit Sensitive Loans (CSL) 5.2% 3.8% Annualized cost of funds on average repurchase and advance balance during the quarter(5) 1.1% 1.1% Annualized interest rate spread for aggregate portfolio during the quarter 3.2% 3.5% 2.9% 2.7% 2.8% 3.1% 3.3% 9.2% 9.1% 9.0% 8.9% 9.1% 4.0% 3.7% 4.0% 4.2% 4.3% 0.0% 2.5% 5.0% 7.5% 10.0% Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Agency RMBS Non-Agency RMBS Aggregate RMBS Portfolio

TA RG ET E D C A P I TAL A L LO C AT I O N Q 1 - 2 014 H I G H L I G H T S P O RT FO L I O C O M P O S I T I O N Portfolio Composition 9 • 58% capital allocation to Rates(4) — MSR capital allocation of 13%; expect allocation to increase over time — Focused on higher coupon, shorter duration assets • 42% capital allocation to Credit(5) — Continued emphasis on deep discount subprime non-Agencies — Sold substantially all of CSL portfolio Rates(4) $10.5B Credit(5) $3.1B AS OF MARCH 31, 2014 $13.6B Portfolio $ Millions (1) Assets in “Other” include prime jumbo residential mortgage loans, CSL, net economic interest in securitization trusts and non-Agency IOs. (2) Includes IIOs (or Agency Derivatives) of $210.3 million. (3) HECM are loans that allow the homeowner to convert home equity into cash collateralized by the value of their home. (4) Assets in “Rates” include Agency RMBS, Agency Derivatives and MSR. (5) Assets in “Credit” include non-Agency RMBS, prime jumbo residential mortgage loans, net economic interest in securitization trusts and CSL. 52% 52% 57% 53% 52% 54% 55% 57% 58% 44% 36% 37% 38% 46% 45% 43% 42% 4% 7% 10% 10% 0% 10% 20% 30% 40% 50% 60% 70% 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 3Q13 4Q13 1Q14 Rates Credit Residential Real Properties 30-Year Fixed $6,038 HECM(3) $1,795 Senior $2,328 Mezzanine $474 MSR $477 Hybrid ARMs $944 15-Year Fixed $70 Other-Fixed $712 IOs and IIOs(2) $475 Other(1) $291 48%

BV E X P O S U R E TO + 100BP S C H A N G E I N R AT E S (2) Q 1 - 2 014 H E D G I N G ST R AT E GY Q 1 - 2 014 P O RT FO L I O M E T R I C S Key Portfolio Metrics 10 • Low implied debt-to-equity(1) ratio of 2.7x versus 3.1x at December 31, 2013 • Prepays lower; seasonally slow period Portfolio Metrics Q4-2013 Q1-2014 Agency Weighted average 3-month CPR(3) 7.9% 6.4% Weighted average cost basis(4) $108.2 $108.3 Non-Agency Weighted average 3-month CPR 3.8% 3.4% Weighted average cost basis(4) $53.7 $53.3 Change in equity value for +100bps change in interest rates(2) (1.8%) 1.3% Implied Debt-to-equity(1) 3.1x 2.7x • Low rate exposure • Limited basis risk • Increased swaption position – Net notional of $9.5 billion at March 31, 2014, versus $5.1 billion at December 31, 2013 (1) Implied debt-to-equity is calculated after including net long or short TBA position. As of March 31, 2014 and December 31, 2013, the net TBA position was short $1.0 billion and long $603 million notional, respectively. (2) Represents estimated percentage change in equity value for theoretical +100 bps parallel shift in interest rates. Change in equity value is total net asset change. (3) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (4) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency IO portfolio would have been $49.11 at March 31, 2014. 0.1% 9.9% (1.2%) (1.8%) 1.3% (4.0%) (2.0%) – 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014

Mortgage Servicing Rights Q1-2014 REVIEW • Added $121 million in UPB from PHH pursuant to flow purchase arrangement ― Production from late 2013 • Completed $5.0 billion UPB bulk purchase in April 2014 ― Underlying pool of mortgages are Fannie Mae loans; primarily new production ― Purchase price of approximately $50 million ― Economics transferred April 1, 2014 BUSINESS UPDATE • Pipeline remains robust ― Evaluated over $400 billion MSR over the last 12 months • Expect to see opportunities to add new issue MSR via bulk sales, flow agreements, and originator network 11

Mortgage Loan Conduit and Securitization PRIME JUMBO INITIATIVE EXPANDING • Prime Jumbo holdings of $141 million at March 31, 2014 – Pipeline (i.e. interest rate locks) of approximately $154 million; was $12 million at December 31, 2013 • Potential to securitize if market conditions warrant • Focus on building originator relationships EVALUATING OPPORTUNIT Y IN NON-QM MARKET • Utilize existing originator relationships; potentially attractive investments for portfolio • Large, under-served market • Serves goal to be a provider of capital to U.S. mortgage market 12

Appendix

Return on Book Value 14 Return on book value Q1-2014 (Per diluted share amounts, except for percentage) Book value at March 31, 2014 $10.71 Book value at December 31, 2013 10.56 Increase in book value 0.15 Dividend declared in Q1-2014 0.26 Return on book value Q1-2014 $0.41 Return on book value Q1-2014(1) 3.9% Note: Diluted shares outstanding at end of period are used as the denominator for book value per share calculation. (1) Return on book value for quarter ended March 31, 2014 is defined as the increase in book value per diluted share, from December 31, 2013 to March 31, 2014 of $0.15, plus dividend declared of $0.26 per share, divided by December 31, 2013 diluted book value of $10.56 per share.

D I V I D E NDS (3) Financial Performance 15 C O M P R E H E N S I V E I N C O M E ( LO S S ) BO O K VA LU E A N D D I V I DE ND P E R S H A R E (1) G A A P N E T I N C O M E ( LO S S ) (1) Diluted shares outstanding at end of period, which includes the effect of dilutive outstanding warrants determined using the treasury stock method, are used as the denominator for book value per share calculation. (2) Includes cash dividend of $0.32 per share and the Silver Bay common stock distribution amounting to $1.01 per share, as measured in accordance with GAAP. (3) Historical dividends may not be indicative of future dividend distributions. The company ultimately distributes dividends based on its taxable income per common share, not GAAP earnings. The annualized dividend yield on the company’s common stock is calculated based on the closing price of the last trading day of the relevant quarter. (4) Dividend yield based on cash dividend of $0.32 per share only. Does not include Silver Bay common stock distribution. $11.19 $10.47 $10.35 $10.56 $10.71 $1.33(2) $0.31 $0.28 $0.26 $0.26 $8.00 $10.00 $12.00 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Book Value ($) Dividend declared ($) $0.32 $0.31 $0.28 $0.26 $0.26 10.2%(4) 12.1% 11.5% 11.2% 10.1% 0.0% 2.5% 5.0% 7.5% 10.0% 12.5% 15.0% $0.00 $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Dividend per Share ($) Dividend Yield (%) $248.0 ($146.1) $54.0 $171.4 $152.6 26.9% (14.2%) 5.7% 17.7% 15.7% -30.0% -15.0% 0.0% 15.0% 30.0% 45.0% $(300) $(150) $- $150 $300 $450 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Comprehensive Income ($M) Comprehensive Income ROAE (%) $143.7 $388.6 ($192.7) $239.4 ($29.1) $0.47 $1.06 $(0.53) $0.66 $(0.08) $(1.00) $(0.50) $- $0.50 $1.00 $1.50 $(300) $(200) $(100) $- $100 $200 $300 $400 Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 GAAP Net Income ($M) GAAP EPS ($)

DRAFT

Operating Performance

(In millions, except for per share data)	Core Earnings	Realized Gains	Unrealized MTM	Q4-2013 Financials	Core Earnings	Realized Gains	Unrealized MTM	Q1-2014 Financials
Interest income	$137.4	$ -	$ -	$137.4	$138.5	$ -	$ -	$138.5
Interest expense	26.9	-	-	26.9	26.0	-	-	26.0
Net interest income	110.5	-	-	110.5	112.5	-	-	112.5
Net other-than-temporary impairment losses	-	-	-	-	-	-	(0.2)	(0.2)
Gain (loss) on investment securities	-	98.7	(0.8)	97.9	-	(38.5)	(0.2)	(38.7)
(Loss) gain on interest rate swaps and swaptions	(10.1)[1]	34.2	(2.3)	21.8	(13.8)[1]	(1.2)	(90.5)	(105.5)
(Loss) gain on other derivative instruments[2]	(2.4)	(47.9)[3]	79.6	29.3	4.7	2.2[3]	(1.1)	5.8
(Loss) gain on mortgage loans held-for-sale	-	(0.1)	(8.5)	(8.6)	-	0.1	(3.3)	(3.2)
Servicing income	10.6	-	-	10.6	30.4	-	-	30.4
(Loss) gain on servicing asset	(5.4)	-	18.5	13.1	(12.5)	-	(20.3)	(32.8)
Other income (loss)	0.4	(1.1)	(1.3)	(2.0)	0.2	0.6	(0.2)	0.6
Total other (loss) income	(6.9)	83.8	85.2	162.1	9.0	(36.8)	(115.6)	(143.4)
Management fees & other operating expenses	26.2	1.1	-	27.3	31.5	0.4	-	31.9
Net income (loss) from continuing operations before income taxes	77.4	82.7	85.2	245.3	90.0	(37.2)	(115.8)	(63.0)
Income tax expense (benefit)	1.0	(3.6)	9.2	6.6	1.8	1.4	(37.1)	(33.9)
Net income (loss) from continuing operations	**76.4**	**86.3**	**76.0**	**238.7**	**88.2**	**(38.6)**	**(78.7)**	**(29.1)**
Discontinued operations	-	0.7	-	0.7	-	-	-	-
Net income (loss)	**$76.4**	**$87.0**	**$76.0**	**$239.4**	**$88.2**	**$(38.6)**	**$(78.7)**	**$(29.1)**
Basic and diluted weighted average EPS	$0.21	$0.24	$0.21	$0.66	$0.24	$(0.10)	$(0.22)	$(0.08)

(1) Q1-2014 and Q4-2013 (loss) gain on interest rate swaps and swaptions includes $10.1 million and $13.8 million, respectively, in interest costs, of which $1.7 million for both periods relates to swaps associated with U.S. Treasuries.
(2) Core Earnings includes $2.3 million and $8.2 million of net premium amortization on credit default swaps and total return swaps for the first quarter of 2014 and the fourth quarter of 2013, respectively.
(3) Q4-2013 includes $9.3 million, net of taxes, of realized loss from to-be-announced securities (TBAs) and TBA options. Q1-2014 includes $7.7 million, net of taxes, of realized gains from TBAs and TBA options.

16

GAAP to Core Earnings Reconciliation 17 (In thousands, except for per share data) Three Months Ended December 31, 2013 Three Months Ended March 31, 2014 Reconciliation of GAAP to non-GAAP Information Core Earnings: Net income (loss) attributable to common stockholders $239,414 $(29,145) Adjustments for non-core earnings: (Gain) loss on sale of securities and mortgage loans, net of tax (98,624) 38,476 Unrealized loss on trading securities and mortgage loans held-for-sale, net of tax 6,164 2,293 Other-than-temporary impairment loss, net of tax - 212 Realized (gain) loss on termination or expiration of swaps and swaptions, net of tax (21,075) 1,981 Unrealized (gain) loss on interest rate swaps and swaptions, net of tax (8,277) 59,687 Gain on other derivative instruments, net of tax (25,713) (4,654) Realized and unrealized loss (gain) on financing securitizations 2,417 (313) Unrealized (gain) loss, net of tax, on mortgage servicing rights (17,885) 19,406 Securitization deal costs, net of tax - - Income from discontinued operations (735) - Amortization of business combination intangible assets, net of tax 704 260 Core Earnings $76,390 $88,203 Weighted average shares outstanding - Diluted 364,700,903 365,611,890 Core Earnings per weighted average share outstanding - Diluted 0.21 0.24

Rates: Agency RMBS Metrics 18 AGENCY RMBS CPR(5) AGENCY PORTFOLIO YIELDS AND METRICS (1) Agency yield includes impact of Agency Derivatives. Interest income on Agency Derivatives was $7.0 million and $5.8 million for the first quarter of 2014 and fourth quarter of 2013, respectively. (2) Cost of financing Agency RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $12.1 million and $7.3 million for the first quarter of 2014 and fourth quarter of 2013, respectively. Interest spread expense increased cost of financing Agency RMBS by 0.5% and 0.3% in the first quarter of 2014 and fourth quarter of 2013, respectively. (3) Securities collateralized by loans of less than or equal to $85K. (4) Securities collateralized by loans with greater than or equal to 80% loan-to-value ratio (LTV). High LTV pools are predominately Making Homeownership Affordable (MHA) pools. MHA pools consist of borrowers who have refinanced through the HARP. (5) Agency weighted average 3-month Constant Prepayment Rate (CPR) includes IIOs (or Agency Derivatives). (6) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. (7) Securities collateralized by loans of less than or equal to $175K, but more than $85K. (8) Securities collateralized by loans held by lower credit borrowers as defined by Fair Isaac Corporation (FICO). Portfolio Yield Realized Q4-2013 At December 31, 2013 Realized Q1-2014 At March 31, 2014 Agency yield(1) 3.1% 3.0% 3.3% 3.2% Cost of financing(2) 0.8% 0.8% 0.9% 0.9% Net interest spread 2.3% 2.2% 2.4% 2.3% Portfolio Metrics Q4-2013 Q1-2014 Agency Weighted average 3-month CPR(5) 7.9% 6.4% Weighted average cost basis(6) $108.2 $108.3 Agency: Vintage & Prepayment Protection Q4-2013 Q1-2014 HECM 19% 18% $85K Max Pools(3) 14% 17% High LTV (predominately MHA)(4) 24% 16% 2006 & subsequent vintages – Premium and IOs 14% 14% Other Low Loan Balance Pools(7) 5% 12% Low FICO(8) 7% 7% 2006 & subsequent vintages – Discount 7% 6% Seasoned (2005 and prior vintages) 5% 5% Prepayment Protected 5% 5% AGENCY PORTFOLIO COMPOSITION 7.0% 8.7% 8.7% 7.9% 6.4% 0.0% 5.0% 10.0% 15.0% Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Agency RMBS CPR

Rates: Agency RMBS 19 As of March 31, 2014 Par Value (M) Market Value (M) % of Agency Portfolio Amortized Cost Basis (M) Weighted Average Coupon Weighted Average Age (Months) 30-Year Fixed 4.0-4.5% 4,877 5,149 51.3% 5,286 4.2% 18 ≥ 5.0% 801 889 8.9% 869 5.5% 63 $5,678 $6,038 60.2% $6,155 4.4% 24 15-Year Fixed 3.0-3.5% $65 $67 0.7% $64 3.0% 40 4.0-4.5% 2 2 0.0% 2 4.0% 45 ≥ 5.0% 1 1 0.0% 1 6.7% 107 $68 $70 0.7% $67 3.1% 98 HECM $1,639 $1,795 17.9% $1,740 4.7% 29 Hybrid ARMs 928 944 9.4% 935 2.5% 25 Other-Fixed 646 712 7.1% 700 4.9% 75 IOs and IIOs 4,552 475(1) 4.7% 462 4.1% 66 Total $13,511 $10,034 100.0% $10,059 4.3% 31 (1) Represents the market value of $264.5 million of IOs and $210.3 million of Agency Derivatives.

Rates: Mortgage Servicing Rights 20 As of Dec. 31, 2013 As of Mar. 31, 2014 Fair Value ($M) $514.4 $476.7 Unpaid Principal Balance ($M) $42,324.3 $41,596.3 Weighted Average Coupon 3.9% 3.9% Original FICO Score 734 738 Original LTV 76% 75% 60+ Day Delinquencies 0.9% 1.0% Net Servicing Spread 25 basis points 25 basis points Vintage: Pre-2009 4% 4% 2009-2012 64% 63% Post 2012 32% 33% Percent of MSR Portfolio: Ginnie Mae 34% 33% Fannie Mae 66% 67%

Credit: Non-Agency RMBS Metrics 21 NON-AGENCY PORTFOLIO COMPOSITION NON-AGENCY PORTFOLIO YIELDS AND METRICS (1) Cost of financing non-Agency RMBS includes interest spread expense associated with the portfolio’s interest rate swaps of $2.0 million and $1.9 million for the first quarter of 2014 and fourth quarter of 2013, respectively. Interest spread expense increased cost of financing non-Agency RMBS by 0.4% in both periods. (2) Weighted average cost basis includes RMBS principal and interest securities only. Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company’s non-Agency interest-only portfolio would have been $49.11 at March 31, 2014. Portfolio Yield Realized Q4-2013 At December 31, 2013 Realized Q1-2014 At March 31, 2014 Non-Agency yield 8.9% 9.0% 9.1% 9.0% Cost of financing(1) 2.5% 2.5% 2.3% 2.3% Net interest spread 6.4% 6.5% 6.8% 6.7% NON-AGENCY RMBS CPR Non-Agency: Loan Type Q4-2013 Q1-2014 Sub-Prime 83% 83% Option-ARM 8% 8% Prime 5% 5% Alt-A 4% 4% 2.6% 4.0% 4.8% 3.8% 3.4% 0.0% 2.5% 5.0% 7.5% 10.0% Q1-2013 Q2-2013 Q3-2013 Q4-2013 Q1-2014 Non-Agency RMBS CPR Portfolio Metrics Q4-2013 Q1-2014 Non-Agency Weighted average 3-month CPR 3.8% 3.4% Weighted average cost basis(2) $53.7 $53.3

Credit: Non-Agency RMBS

As of March 31, 2014	Senior Bonds	Mezzanine Bonds	Total P&I
Portfolio Characteristics			
Carrying Value ($M)	$2,328	$474	$2,802
% of Credit Portfolio	83.1%	16.9%	100.0%
Average Purchase Price[1]	$52.06	$59.20	$53.27
Average Coupon	2.3%	1.7%	2.2%
Weighted Average Market Price[2]	$67.09	$74.87	$68.29
Collateral Attributes			
Average Loan Age (months)	88	102	90
Average Loan Size ($K)	$258	$202	$249
Average Original Loan-to-Value	72.2%	71.7%	72.1%
Average Original FICO[3]	616	648	621
Current Performance			
60+ Day Delinquencies	31.8%	26.1%	30.8%
Average Credit Enhancement[4]	8.6%	20.3%	10.6%
3-Month CPR[5]	3.0%	5.2%	3.4%

(1) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, the average purchase price for senior, mezzanine and total non-Agency RMBS, excluding our non-Agency interest-only portfolio, would have been $47.75, $56.56 and $49.11, respectively.
(2) Weighted average market price utilized current face for weighting purposes.
(3) FICO represents a mortgage industry accepted credit score of a borrower.
(4) Average credit enhancement remaining on our non-Agency RMBS portfolio, which is the average amount of protection available to absorb future credit losses due to defaults on the underlying collateral.
(5) 3-Month CPR is reflective of the prepayment speed on the underlying securitization; however, it does not necessarily indicate the proceeds received on our investment tranche. Proceeds received for each security are dependent on the position of the individual security within the structure of each deal.

22

Financing(1) 23 (1) As of March 31, 2014. (2) Does not include repurchase agreements collateralized by U.S. Treasuries of $1.0 billion and mortgage loans held-for-sale of $96.2 million. (3) Excludes purchase of FHLB membership and activity stock totaling $18.6 million as of March 31, 2014 Collateral Amount ($M) Available–for-sale securities, at fair value $421.4 Net economic interests in consolidated securitization trusts 79.3 Mortgage loans held-for-sale, at fair value 14.4 Restricted cash 0.2 $515.3 Maturities Amount ($M) Percent (%) ≤ 3 months $- -% > 3 and ≤ 6 months 3 1% > 6 and ≤ 12 months 34 7% > 12 and ≤ 24 months - -% > 24 months 428 92% $465 F H L B P L E D G E D C O L L AT E RAL A N D M AT U RI T I E S (3) Repurchase Agreements: RMBS and Agency Derivatives(3) Amount ($M) Percent (%) Within 30 days $2,748 25% 30 to 59 days 2,859 26% 60 to 89 days 857 8% 90 to 119 days 2,363 22% 120 to 364 days 1,902 17% One year and over 200 2% $10,929 R E P O M AT U R IT IE S (2)

I N T E R E ST R AT E SWA P S (2) Hedging Strategy(1) 24 (1) As of March 31, 2014. (2) Notional amounts do not include $1.0 billion of notional interest rate swaps economically hedging our trading securities, $3.4 billion of notional interest rate swaps hedging our available-for-sale securities, and $2.6 billion of notional interest rate swaps economically hedging our TBA contracts and MSR. Swaps Maturities Notional Amounts ($M) Average Fixed Pay Rate Average Receive Rate Average Maturity (Years) 2014 $3,000 0.295% 0.234% 0.73 2015 1,000 0.383% 0.237% 0.79 2016 2,950 0.626% 0.238% 2.17 2017 6,300 0.936% 0.236% 3.20 2018 and after 1,375 1.424% 0.235% 4.80 $14,625 0.750% 0.236% 2.47

I N T E R E ST R AT E SWA P T I O NS Hedging Strategy(1) 25 (1) As of March 31, 2014. Option Underlying Swap Swaption Expiration Cost ($M) Fair Value ($M) Average Months to Expiration Notional Amount ($M) Average Pay Rate Average Receive Rate Average Term (Years) Purchase Contracts: Payer < 6 Months $9.1 $1.3 2.29 $800 3.56% 3M LIBOR 10.0 Payer ≥ 6 Months 223.5 219.9 36.49 6,000 4.27% 3M LIBOR 9.0 Total Payer $232.6 $221.2 36.19 $6,800 4.19% 3M LIBOR 9.1 Receiver < 6 Months $6.0 $4.0 3.23 $2,000 3M LIBOR 1.68% 5.0 Receiver ≥ 6 Months 0.9 0.5 9.30 2,000 3M LIBOR 1.08% 5.0 Total Receiver $6.9 $4.5 4.51 $4,000 3M LIBOR 1.38% 5.0 Sale Contracts: Payer ≥ 6 Months $(81.2) $(58.6) 39.02 $(800) 3.44% 3M LIBOR 10.0 Total Payer $(81.2) $(58.6) 39.02 $(800) 3.44% 3M LIBOR 10.0 Receiver < 6 Months $(2.6) $(2.8) 2.30 $(500) 3M LIBOR 3.20% 10.0 Total Receiver $(2.6) $(2.8) 2.30 $(500) 3M LIBOR 3.20% 10.0